                                                            Exhibit (h)(I)(8)(i)


                            SHAREHOLDER SERVICES PLAN

                             FOR CLASS R2 SHARES OF

                               ECLIPSE FUNDS INC.

                                   SCHEDULE A
                             (as of January 1, 2006)

                               All Cap Growth Fund

                               All Cap Value Fund

                               Income Manager Fund

                               Cash Reserves Fund

                                Indexed Bond Fund

                           Intermediate Term Bond Fund

                            International Equity Fund

                         International Broad Market Fund

                                Mid Cap Core Fund

                               S&P 500 Index Fund

                              Short Term Bond Fund